Contact – Anthea Gifford

FOR IMMEDIATE RELEASE

Telephone – 614.310.1614

Capital City Energy Group’s CEO Resigns

COLUMBUS, Ohio – Capital City Energy Group, Inc. (OTCBB: CETG) announced today that its Chairman and Chief Executive Officer Timothy W. Crawford has resigned from his position of Chief Executive Officer.  Mr. Crawford will remain Chairman of the Board of the company.

Mr. Daniel R. Coffee, the company’s President and Chief Operating Officer, will assume Mr. Crawford’s responsibilities. “Our company is well positioned for strategic growth in the energy sector” said Mr. Coffee.  “The acquisition of Hotwell Services led by Mr. Joe Sites, its President, places our company in position to capitalize on the growth opportunity offered by the rapidly increasing drilling activity in the Marcellus Shale play, as well as the normal drilling activity in the Appalachian Basin.  We foresee a unique opportunity to grow organically and to make strategic acquisitions.” Hotwell Services is a wholly-owned subsidiary of Capital City Energy Group which provides wireline and well completion services to the oil and gas industry in Pennsylvania, West Virginia, New York and Ohio.

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About Capital City Energy Group, Inc.
In addition to its four wholly owned subsidiaries; Avanti Energy Partners, Eastern Well Services, Capital City Petroleum and Hotwell Services, Capital City Energy Group (“CETG”) is a rapidly expanding energy company. It is an innovative leader in the design, management and sponsorship of retail and institutional direct participation energy programs and one of the few vertically integrated independent oil & natural gas companies operating today. CETG identifies and develops growth opportunities through drilling, operating, oil field service companies, acquisitions and fund management.  Capital City Energy Group, Inc. is traded under the stock symbol “CETG“and is headquartered in Columbus, Ohio.

Visit Capital City Energy Group, Inc. at www.capcityenergy.com

Safe Harbor Statement
Investors and readers are cautioned that certain statements contained in this document, as well as some statements in periodic press releases and some oral statements of our officers and directors during presentations about our energy funds, along with CETG’s filings with the Securities and Exchange Commission, including the CETG’s registration statements, quarterly reports on Form 10-Q and annual report on Form 10-KSB, are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”). Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, which include words such as “expects,” “anticipates,” “intends,” “plans,” “could,” “might,” “believes,” “seeks,” “estimates” or similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future actions, which may be provided by CETG’s management, are also forward-looking statements as defined by the Act. Forward-looking statements are based on current expectations and projections about future events and are subject to various risks, uncertainties and assumptions about CETG its technology, economic and market factors and the industries in which CETG does business, among other things. These statements are not guarantees of future performance and CETG undertakes no specific obligation or intention to update these statements after the date of this release.